Exhibit 23.1

      Consent of Independent Registered Public Accounting Firm

      We consent to the incorporation by reference in Registration Statements (Nos. 333-78355, 333-44489, 33-35912 and 33-35910) on Form S-8 of Balchem
Corporation and subsidiaries of our reports dated March 14, 2005 relating to our audit of the consolidated financial statements, financial schedule, and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Balchem Corporation for the year ended December 31, 2004.


/s/ McGladrey & Pullen, LLP
New York, New York
March 14, 2005


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